Exhibit 99.1

NETWORK EQUIPMENT TECHNOLOGIES ANNOUNCES
FINANCIAL RESULTS FOR FOURTH QUARTER OF FISCAL 2012

Fremont, CA, May 9, 2012 – Telecommunications equipment maker Network Equipment Technologies, Inc. (“NET”, NASDAQ:NWK) today reported its results for the fiscal fourth quarter and year ended March 30, 2012.

Total revenue in the fourth quarter of fiscal 2012 was $11.2 million, a decrease of 11% compared to the fourth quarter of fiscal 2011.  Total revenue for the full fiscal year was $50.2 million, a decrease of 17% from fiscal 2011.  The decline is primarily attributable to NET’s Federal business, which continued to be affected by reductions in defense spending and reduced investment in legacy networks.

Net loss in the fourth quarter of fiscal 2012 was $9.8 million or $0.32 per share, compared to net loss of $6.9 million or $0.23 per share in the fourth quarter of the prior year.  The fourth quarter of fiscal 2012 included a $1.5 million charge to cost of product revenue for additional Promina inventory reserves and $1.4 million for restructure charges. Net loss for the full fiscal year was $34.1 million or $1.12 per share, compared to net loss of $26.3 million or $0.88 per share in fiscal 2011.

On a non-GAAP basis, net loss in the fourth quarter of fiscal 2012 was $7.6 million or $0.25 per share, compared to net loss of $5.4 million or $0.18 per share in the fourth quarter of fiscal 2011.  Non-GAAP loss adjusts for non-cash compensation and restructure charges.

Cash, restricted cash, and investment balances were $35.1 million dollars at the end of the fourth fiscal quarter of 2012, down $1.8 million dollars from $36.9 million dollars at the end of the prior quarter.

“During the past year, we consistently grew our customer base, continued on a path of product innovation, and established significant partner relationships around the world.  These are all positive signals that we are on the right track.  However, our financial performance in the past fiscal year did not fully reflect the success in our Enterprise business, due largely to the accelerated decline of our Federal Government business,” commented David Wagenseller, NET’s Acting CEO.  “As a result, we took decisive action over the past few months to provide financial stability in the near term and to maintain the assets and capabilities needed for growth in fiscal year 2013 and beyond.”

Conference Call Information:

NET will be hosting a conference call today to discuss these results at 5:00 p.m. ET. Please dial (888) 396-2356 or (617) 847-8709 and provide conference ID# 32467575 to access the call. The conference call will also be broadcast from the company’s website.

A recording of the conference call will be provided by telephone and the Internet beginning two hours after completion of the call. The replay may be accessed by telephone through midnight on May 16, 2012; please dial (888) 286-8010 or (617) 801-6888 and enter conference ID# 50598975. A digital recording will be available on the company's website for one year.

About Network Equipment Technologies, Inc.

Network Equipment Technologies, Inc. (NET) delivers high performance networking equipment optimized for real-time communications. For more than a quarter of a century, NET has delivered solutions for multi-service networks requiring high degrees of versatility, security and performance. Today, the company is focused on providing secure real-time communications for unified communications (UC), SIP trunking, enterprise mobility, and IP-based multi-service networking. NET is headquartered in Fremont, CA and has 14 offices worldwide including the U.S., the U.K., France, the Middle East, China, Japan, Australia, and Latin America. The company sells its solutions to enterprise and government customers through a direct sales force and an international network of resellers and distributors.  For more information on NET, please visit the company’s website at www.net.com.

Use of Non-GAAP Financial Information

Use of non-GAAP information.  In evaluating NET’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP.  Management believes that non-GAAP net loss and other non-GAAP measures help indicate a base level of NET’s performance before gains, losses, or charges that are considered by management to be outside of the recurring operations of our business. We believe that the non-GAAP information regarding recurring operations allows for a better understanding of NET’s operating performance compared to prior periods and a clearer analysis of operating trends. Management uses this non-GAAP information for planning and forecasting of future periods, making decisions regarding spending levels and the allocation of resources, and determining management and employee compensation. We believe that disclosing these non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our ongoing financial and operational performance. Specifically, we believe these non-GAAP financial measures, when read in conjunction with NET’s GAAP financials, provide useful information to investors by offering:

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the ability to make more meaningful period-to-period comparisons of our ongoing operating results;

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the ability to better identify trends in our underlying business and perform related trend analysis;

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a better understanding of how management plans and measures our underlying business; and

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an easier way to compare our most recent results of operations against investor and analyst financial models.

In determining non-GAAP net loss, we exclude certain gains or losses that are the result of infrequent events. Such items include (i) gains from the early extinguishment of our debt, and (ii) gains or losses from significant restructuring or other infrequent charges such as termination and severance charges related to changes in senior management. Management believes that these exclusions are appropriate because these items are not indicative of ongoing operating results or limit comparability.

We also exclude certain non-cash charges that may vary between periods and between companies based on the valuation methodology chosen and the input of required data that may not be directly related to current business operations, such as a company’s stock price. Such items include stock-based compensation. Management believes that excluding these items allows for more meaningful comparisons of our operating results across periods and to our competitors.

Limitations.  These non-GAAP financial measures are not presented in accordance with, nor are they a substitute for, U.S. GAAP. The non-GAAP financial measures used should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.

Forward Looking Statements

This press release contains forward-looking statements, including statements about revenue growth and other statements relating to possible future operating results, within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements are based on current expectations, forecasts and assumptions that involve risks and uncertainty that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could affect such results include our ability to develop and commercialize new products and product enhancements, success in building new sales channels, achieving broad market acceptance for our products, the status of relations with and performance by third-party technology providers, challenges of managing inventory and production of products, certifications for new and existing products, compliance with export controls and other government regulations, federal government budget matters and procurement decisions, and circumstances regarding specific sales that can affect the recognition of revenue, as well as the factors identified in Network Equipment Technologies' most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Network Equipment Technologies disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

NETWORK EQUIPMENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share amounts)

	Quarter Ended		Fiscal Year Ended
	March 30, 2012	March 25, 2011	March 30, 2012	March 25, 2011
Revenue:
Product	$7,339	$8,628	$35,083	$45,909
Service and other	3,866	3,887	15,069	14,238
Total revenue	11,205	12,515	50,152	60,147
Costs of revenue:
Cost of product revenue	6,441	5,306	25,286	24,396
Cost of service and other revenue	1,908	2,172	8,159	11,000
Total cost of revenue	8,349	7,478	33,445	35,396
Gross margin	2,856	5,037	16,707	24,751
Operating expenses:
Sales and marketing	4,301	4,506	18,709	19,582
Research and development	4,354	4,755	18,951	19,212
General and administrative	1,975	2,365	9,401	10,514
Restructure and other costs (recoveries)	1,435	(16)	1,435	281
Total operating expenses	12,065	11,610	48,496	49,589
Loss from operations	(9,209)	(6,573)	(31,789)	(24,838)
Other income (expense), net	(277)	(9)	(359)	(2)
Interest (expense) income, net	(536)	(397)	(1,917)	(1,327)
Loss before taxes	(10,022)	(6,979)	(34,065)	(26,167)
Income tax provision (benefit)	(198)	(107)	78	131
Net loss	$(9,824)	$(6,872)	$(34,143)	$(26,298)

Per share amounts
Net loss:
Basic and diluted	$(0.32)	$(0.23)	$(1.12)	$(0.88)

Common and common equivalent shares:
Basic and diluted	30,531	30,178	30,434	29,924

NETWORK EQUIPMENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 30, 2012 (unaudited)	March 25, 2011 (1)
Current assets:
Cash and investments	$33,142	$59,227
Restricted cash	1,940	2,192
Accounts receivable, net	7,525	8,701
Inventories	3,093	2,991
Prepaid expenses and other assets	3,636	5,860
Total current assets	49,336	78,971

Property and equipment, net	3,344	4,435
Other assets	3,139	5,965
Total assets	$55,819	$89,371
Liabilities and Stockholders’ Equity
Accounts payable	$4,009	$5,496
Other current liabilities	9,462	10,262
Total current liabilities	13,471	15,758

Long-term liabilities	1,202	1,234
3 ¾% convertible senior notes	10,500	10,500
7 ¼% redeemable convertible subordinated debentures	23,704	23,704
Stockholders’ equity	6,942	38,175
Total liabilities and stockholders’ equity	$55,819	$89,371

(1) Derived from audited consolidated financial statements as of March 25, 2011.

NETWORK EQUIPMENT TECHNOLOGIES, INC.
GAAP TO NON-GAAP NET LOSS RECONCILIATION
(Unaudited – in thousands, except per share data)

	Quarter Ended		Fiscal Year Ended
	March 30, 2012	March 25, 2011	March 30, 2012	March 25, 2011

GAAP net loss	$(9,824)	$(6,872)	$(34,143)	$(26,298)
Stock based compensation expense:
Cost of product revenue	82	118	314	461
Cost of service and other revenue	69	110	234	390
Sales and marketing	204	409	827	1,679
Research and development	242	499	1,088	2,064
General and administrative	182	310	769	1,356
Restructure related:
General and administrative, accretion of discount on future cash flows from subleases	—	20	22	114
Restructure and other:
Other, primarily severance	1,435	(16)	1,435	281
Non-GAAP net loss	$(7,610)	$(5,422)	$(29,454)	$(19,953)
Non-GAAP net loss per share data:
Basic and diluted	$(0.25)	$(0.18)	$(0.97)	$(0.67)
Common and common equivalent shares:
Basic and diluted	30,531	30,178	30,434	29,924